    As filed with the Securities and Exchange Commission on March 21, 1997.
                                      Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PerSeptive Biosystems, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                           04-2987616
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)

       500 Old Connecticut Path, Framingham, MA                  01701
        (Address of Principal Executive Offices)              (Zip Code)
                              ____________________

                                1992 Stock Plan
                            (Full title of the plan)
                              ____________________

                                Noubar B. Afeyan
                            Chief Executive Officer
                          PerSeptive Biosystems, Inc.
                500 Old Connecticut Path, Framingham, MA   01701
                    (Name and address of agent for service)
                                 (508) 383-7700
         (Telephone number, including area code, of agent for service)
                              ____________________

                                    Copy to:

                            Samuel P. Hunt III, Esq.
                          PerSeptive Biosystems, Inc.
                500 Old Connecticut Path, Framingham, MA   01701
                                 (508) 383-7700


================================================================================

================================================================================

                        CALCULATION OF REGISTRATION FEE


                                       Proposed     Proposed
                                       maximum      maximum
Title of               Amount          offering     aggregate       Amount of
securities to          to be           price        offering        registration
be registered          registered      per share    price           fee
------------------  ----------------  -----------  -------------    ------------

Common Stock        286,000 shares     $7.625(1)    $2,180,750.00(1)   $  660.83
(Par Value $.01)    110,400 shares     $6.625(1)    $  731,400.00(1)   $  221.64
                     43,550 shares     $6.375(1)    $  277,631.25(1)   $   84.13
                     73,825 shares     $6.500(1)    $  479,862.50(1)   $  145.41
                    486,225 shares     $8.375(2)    $4,072,134.38(2)   $1,233.98
                  ---------                                            ---------
Total             1,000,000                                            $2,345.99


================================================================================

    (1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which such options may be exercised.

    (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported on the Nasdaq National Market on March 14, 1997.

================================================================================

  This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-49642 on Form S-8 as filed with the Securities and Exchange Commission on July 15, 1992, Registration Statement No. 33-80856 on Form S-8 as filed with the Securities and Exchange Commission on June 27, 1994, Registration Statement No. 33-94606 as filed with the Securities and Exchange Commission on July 14, 1995 and Registration Statement No. 333-8151 on Form S-8 as filed with the Securities and Exchange Commission on July 15, 1996 relating to the PerSeptive Biosystems, Inc. 1992 Stock Plan, as amended, and, in the case of the 1992 Registration Statement, the 1989 Stock Plan, the 1992 Non-Employee Director Stock Option Plan, as amended, and the 1992 Employee Stock Purchase Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

       Exhibit No.     Description of Exhibit
       -----------     ----------------------
       *4.1            1992 Stock Plan of the Registrant, as amended on January 20, 1997.

       *5.1            Opinion of Testa, Hurwitz & Thibeault, LLP.

       *23.1           Consent of Coopers & Lybrand L.L.P.

       *23.2           Consent of Price Waterhouse LLP.

       *23.3           Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

       *24.1 Power of Attorney (contained in the signature page of this Registration Statement).

--------------------------
* Filed herewith.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham and the Commonwealth of Massachusetts, on this 21st day of March, 1997.


                                    PERSEPTIVE BIOSYSTEMS, INC.


                                    By:   /s/ Noubar B. Afeyan
                                       -----------------------
                                      Noubar B. Afeyan
                                      Chief Executive Officer

    We, the undersigned officers and directors of PerSeptive Biosystems, Inc. hereby severally constitute and appoint Noubar B. Afeyan, Thomas G. Ruane and John F. Smith, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable PerSeptive Biosystems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Capacity                              Date
-----------              --------                              ----


/s/ Noubar B. Afeyan     Chief Executive                    March 21, 1997
--------------------     Officer (Principal Executive
Noubar B. Afeyan         Officer), Director and Chairman
                         of the Board of Directors



/s/ John F. Smith        President and Director             March 21, 1997
--------------------
John F. Smith

/s/ Thomas G. Ruane      Senior Vice President and Chief    March 21, 1997
--------------------     Financial Officer
Thomas G. Ruane          (Principal Financial and
                         Accounting Officer)



/s/ Edwin M. Kania, Jr.  Director                           March 21, 1997
-----------------------
Edwin M. Kania, Jr.




/s/ Daniel I.C. Wang     Director                           March 21, 1997
--------------------
Daniel I.C. Wang


/s/ William F. Pounds    Director                           March 21, 1997
---------------------
William F. Pounds


/s/ Bruce J. Ryan        Director                           March 21, 1997
-----------------
Bruce J. Ryan

                                 EXHIBIT INDEX
                                 -------------

        Exhibit     Description of Exhibit
        -------     ----------------------
         *4.1       1992 Stock Plan of the Registrant, as amended on February 8, 1996.

         *5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         *23.1      Consent of Coopers & Lybrand L.L.P.

         *23.2      Consent of Price Waterhouse LLP.

         *23.3      Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

         *24.1      Power of Attorney (contained in the signature page of this Registration Statement).

     ___________________
     * Filed herewith.